UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ENBRIDGE INC.

(Exact name of registrant as specified in its charter)

CANADA	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200, 425 - 1st Street S.W. Calgary, Alberta, Canada	T2P 3L8
(Address or principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be So Registered	Name of Each Exchange on Which Each Class Is to Be Registered
6.375% Fixed-to-Floating Rate Subordinated Notes Series 2018-B due 2078	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-223094

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the 6.375 % Fixed-to-Floating Rate Subordinated Notes Series 2018-B due 2078 (the “Notes”) issued by Enbridge Inc. (the “Company”). The Notes are described in the Company’s Prospectus Supplement dated April 5, 2018 to its Prospectus dated February 16, 2018, under the heading “Description of the Notes,” which description is incorporated by reference herein. The Prospectus Supplement and the related Prospectus were filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Company’s Registration Statement No. 333-223094 by the Company pursuant to Rule 424(b)(5) on April 9, 2018 and February 20, 2018, respectively.

Item 2. Exhibits.

Exhibit No.

4.1

Trust Indenture between the Registrant and Deutsche Bank Trust Company Americas, dated February 25, 2005, incorporated by reference to the Registrant’s Registration Statement on Form F-10 (Registration No. 333-189157), filed with the Commission on June 7, 2013 (Exhibit 7.1).

4.2

First Supplemental Indenture to the Indenture between the Registrant and Deutsche Bank Trust Company Americas, dated March 1, 2012, incorporated by reference to the Registrant’s Registration Statement on Form F-10 (Registration No. 333-181333), filed with the Commission on May 11, 2012 (Exhibit 7.3).

4.3

Fifth Supplemental Indenture to the Indenture between the Corporation and Deutsche Bank Trust Company Americas, dated April 12, 2018, incorporated by reference to the Registrant’s current report on Form 8-K, filed with the Commission on April 12, 2018 (Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE INC.
(Registrant)

Date: April 19, 2018	By:	/s/ TYLER W. ROBINSON
Tyler W. Robinson Vice President & Corporate Secretary (Duly Authorized Officer)